EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

COMPASS BANCSHARES, INC.
COMPUTATION OF NET INCOME PER COMMON SHARE
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
                                                 Year Ended December 31
                                         --------------------------------------
                                             1996         1995         1994
                                         ------------ ------------ ------------
                                          (in Thousands Except Per Share Data)
PRIMARY:
 Weighted average shares outstanding....       40,060       40,245       40,069
 Net effect of the assumed exercise of
  stock options--based on the treasury
  stock method using average market
  price.................................          311          268          251
                                         ------------ ------------ ------------
 Total weighted average shares and com-
  mon stock equivalents outstanding.....       40,371       40,513       40,320
                                         ============ ============ ============
 Net income............................. $    128,927 $    114,225 $    105,439
                                         ============ ============ ============
 Net income per common share............ $       3.19 $       2.82 $       2.62
                                         ============ ============ ============
FULLY DILUTED:
 Weighted average shares outstanding....       40,060       40,245       40,069
 Net effect of the assumed exercise of
  stock options--based on the treasury
  stock method using average market
  price or year-end market price, which-
  ever is higher........................          431          353          251
                                         ------------ ------------ ------------
 Total weighted average shares and com-
  mon stock equivalents outstanding.....       40,491       40,598       40,320
                                         ============ ============ ============
 Net income............................. $    128,927 $    114,225 $    105,439
                                         ============ ============ ============
 Net income per common share............ $       3.18 $       2.81 $       2.62
                                         ============ ============ ============
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